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                                                                    Exhibit 11.1
                           DECKERS OUTDOOR CORPORATION
                                AND SUBSIDIARIES
                 Statement of Computation of Earnings per Share
                                   (Unaudited)




                                                       THREE-MONTH PERIOD ENDED
                                                               MARCH 31,
                                                      --------------------------
                                                         1997            1996
                                                      ----------       ---------
Net earnings available to common stockholders         $1,990,000       1,479,000
                                                      ----------       ---------

Weighted average common stock outstanding              8,984,000       9,242,000

Common stock equivalents - stock options                  56,000          62,000
                                                      ----------       ---------

                                                       9,040,000       9,304,000
                                                      ==========      ==========

Net earnings per share                                $     0.22            0.16
                                                      ==========      ==========






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